EXHIBIT 15.2

Principals
P. A. Welch P. Eng.	G. M. Heath P. Eng.
B. H. Emslie P. Eng.	R. F. Ott P. Geol.
C. B. Kowalsiki P. Eng.	B. J. Wurster P. Eng.
Richard D. Carmichael
Chief Financial Officer
JED Oil Inc.
Dear Sir:
CONSENT OF MCDANIEL AND ASSOCIATES CONSULTANTS LTD.
We consent to the incorporation by reference of references to our firm and of information derived from our reports entitled:
•	JED Oil Inc., Evaluation of Oil and Gas Reserves, Based on Constant Prices and Costs, As of December 31, 2004, dated March 23, 2005

•	JED Oil Inc., Evaluation of Oil and Gas Reserves, Based on Constant Prices and Costs, As of December 31, 2005, dated February 14, 2006

•	JED Oil Inc., Evaluation of Oil and Gas Reserves, Based on Constant Prices and Costs, As of December 31, 2006, March 12, 2007
evaluating JED Oil Inc.’s reserves appearing in the Annual Report on Form 20-F of JED Oil Inc. for the fiscal year ended December 31, 2006 in the Registration Statement on Form S-8 (No. 333-121146) and the Registration Statements on Form F-3 (No. 333-128711 and 333-136180).
Sincerely,
McDANIEL & ASSOCIATES CONSULTANTS LTD.

“signed by P. A. Welch”

P. A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta
Dated: June 30, 2007
2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6 Tel: (403) 262-5506 Fax: (403) 233-2744 www.mcdan.com